EXHIBIT 4.2

POOLING AND SERVICING AGREEMENT

AMONG

ALLY BANK

SELLER

AND

GMAC INC.

SERVICER

AND

ALLY WHOLESALE ENTERPRISES LLC

PURCHASER

DATED AS OF FEBRUARY 12, 2010

ALLY MASTER OWNER TRUST

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Appendix

Appendix A - Definitions and Rules of Construction

Appendix B - Demands, Communications and Notices

Appendix C - Additional Representations and Warranties

Exhibits

Exhibit A - List of Locations of the Schedule of Accounts

Exhibit B - Form of Assignment for the Initial Closing Date

Exhibit C - Form of Assignment for Each Addition Date

Exhibit D - Form of Opinion of Counsel With Respect to Addition of Accounts

ii

THIS POOLING AND SERVICING AGREEMENT is made as of February 12, 2010, among ALLY BANK, a Utah chartered bank (the “Seller”), GMAC INC., a Delaware corporation (referred to herein as the “Servicer” in its capacity as servicer of the Receivables), and ALLY WHOLESALE ENTERPRISES LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Seller, in the ordinary course of its business, generates certain payment obligations by financing the floor plan inventory of motor vehicle dealers;

WHEREAS, the Seller desires to sell and assign to the Purchaser, and the Purchaser desires to purchase from the Seller, certain of such existing and future payment obligations arising or acquired from time to time;

WHEREAS, the Purchaser desires to transfer and assign its interest in such payment obligations to Ally SWIFT Master Auto Receivables Trust (the “Issuing Entity” or the “Trust”) pursuant to the Trust Sale and Servicing Agreement;

WHEREAS, pursuant to the Indenture and the Indenture Supplements, the Issuing Entity will issue the Notes to fund its acquisition of such payment obligations;

WHEREAS, the Purchaser, the Issuing Entity and the Seller (as the holder of such payment obligations repurchased or not sold to the Purchaser hereunder) desire that the Servicer shall service such payment obligations and related collateral; and

WHEREAS, the Servicer is willing to service such payment obligations and related payment obligations in accordance with the terms hereof and of the Trust Sale and Servicing Agreement for the benefit of the Purchaser, the Seller, the Issuing Entity and each other party identified or described herein or in the Trust Sale and Servicing Agreement as having an interest therein as owner, trustee, secured party or holder of the Securities (all such parties being collectively referred to herein as “Interested Parties”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and paragraphs are to Articles, Sections, subsections and paragraphs of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

PURCHASE AND SALE OF ELIGIBLE RECEIVABLES

Section 2.01. Purchase and Sale of Eligible Receivables.

(a) By execution of this Agreement, on the Initial Closing Date, the Seller does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse (except as expressly provided in Section 2.5 of the Trust Sale and Servicing Agreement), all of its right, title and interest in, to and under all of the Receivables existing in the Scheduled Accounts (the schedule of which is kept at locations listed in Exhibit A) as of the close of business on the Initial Cut-Off Date that the Seller believes to be Eligible Receivables, as well as all monies due or to become due thereon after the Initial Cut-Off Date, subject to Section 6.03, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the Initial Cut-Off Date occurs, whether or not received prior to the Initial Cut-Off Date) and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

(b) Subject to Section 6.02, (i) as of each Receivables Transfer Date, the Seller does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse (except as expressly provided in Section 2.5 of the Trust Sale and Servicing Agreement), all of its right, title and interest in, to and under all of the Receivables created or deemed created in the Scheduled Accounts on such date that the Seller believes to be Eligible Receivables and all monies due or to become due thereon after such date, subject to Section 6.03, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries); and (ii) as of each Addition Date, the Seller does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse (except as expressly provided in Section 2.5 of the Trust Sale and Servicing Agreement), all of its right, title and interest in, to and under all of the Receivables existing in the Additional Accounts as of the close of business on the applicable Additional Cut-Off Date that the Seller believes are Eligible Receivables and all monies due or to become due thereon after the applicable Additional Cut-Off Date, subject to Section 6.03, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the applicable Additional Cut-Off Date occurs, whether or not received prior to the applicable Additional Cut-Off Date), and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

(c) It is the intention of the Seller and the Purchaser that the transfers and assignments contemplated by this Agreement shall constitute sales of the property described in Section 2.01(a) and Section 2.01(b) from the Seller to the Purchaser and that the beneficial interest in and title to such property shall not be part of the Seller’s estate in the event of the appointment of a conservator or receiver for, or the filing of a bankruptcy, insolvency or similar petition by or against the Seller under any Insolvency Law. Notwithstanding the foregoing, in the event a court, agency or supervisory authority having jurisdiction in the premises, or a conservator or receiver of the Seller, of competent jurisdiction determines that such transfers and assignments did not constitute such sales or that such beneficial interest is a part of the Seller’s estate, then the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under such property, and the Seller hereby grants such security interest. The foregoing sales, transfers, assignments and conveyances and any subsequent sales, transfers, assignments and conveyances contemplated hereby do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, the Seller or any other Person in connection with the Receivables described above or under any agreement or instrument relating thereto, including any obligation to any Dealers. Further, it is the intention of the Seller and the Purchaser that, for accounting purposes, the transfers and assignments contemplated by this Agreement shall constitute sales of the property described in Section 2.01(a) and Section 2.01(b), and not secured borrowings.

(d) Subject to Section 2.06 and Article III hereof, the Seller shall retain all right, title and interest in, to and under the Receivables in the Scheduled Accounts that the Seller has not transferred to the Purchaser hereunder, the Vehicle Collateral Security for such Receivables and, subject to Section 6.03, shall retain rights in the other Collateral Security related to such Receivables. Such Receivables, together with any Receivables repurchased by the Seller or the Servicer from the Purchaser or the Issuing Entity pursuant to this Agreement or the Trust Sale and Servicing Agreement, all monies due or to become due on such Receivables, all amounts received with respect thereto, the Vehicle Collateral Security related to those Receivables and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries) and, if such purchase is made in connection with the purchase of all other Receivables in the related Account, the other related Collateral Security, are collectively referred to herein as the “Retained Property.” In addition, the Seller shall retain all right, title and interest in, to and under any amounts constituting interest with respect to any GM Receivable that accrues during its In-Transit Period, which amounts shall also be deemed to be “Retained Property.”

Section 2.02 Purchase Price. (a) On the Initial Closing Date, in consideration for the sale of the property described in Section 2.01(a) to the Purchaser, the Purchaser shall pay to the Seller $2,127,789,502 (representing the aggregate Eligible Principal Receivables as of the close of business on the Initial Cut-Off Date so sold on the Initial Closing Date), and the Seller shall deliver to the Purchaser an executed assignment substantially in the form of Exhibit B hereto. $882,300,386 of such purchase price shall be payable by the Purchaser to the Seller on the Initial Closing Date in immediately available funds, $1,245,489,116 will be a capital contribution for the Seller to the Purchaser, and the balance, if any, will be an advance from the Seller to the Purchaser pursuant to the Intercompany Advance Agreement.

(b) The Purchaser shall pay, subject to Section 6.02, for property described in Section 2.01(b)(ii) sold by the Seller to the Purchaser on each Addition Date and property described in Section 2.01(b)(i) sold by the Seller to the Purchaser on each Receivables Transfer Date, a price equal to the aggregate amount of Eligible Principal Receivables to be purchased on each such date. Such purchase price shall be payable by the Purchaser on each such date at the election of the Seller in any combination of (i) immediately available funds, (ii) in the form of an advance from the Seller to the Purchaser pursuant to the Intercompany Advance Agreement or (iii) in the form of a capital contribution from the Seller to the Purchaser. The amount advanced under the Intercompany Advance Agreement and the amount paid as a capital contribution shall be duly recorded by the Seller and the Purchaser.

Section 2.03. Addition of Accounts.

(a) Offers to Designate Additional Accounts. From time to time, the Seller may, at its option, offer to designate and the Purchaser may, at its option, request the designation of, one or more Eligible Accounts (each, an “Additional Account”) to be included in the Schedule of Accounts, subject to the conditions specified in Section 2.03(b) below. If the Purchaser, at its option, elects to accept any such offer by the Seller or if the Seller, at its option, agrees to any such request of the Purchaser, the Seller shall sell and assign to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller’s right, title and interest in, to and under all of the Eligible Receivables in each such Additional Account, pursuant to Section 2.01(b)(ii), effective as of the Addition Date specified in a written notice provided by the Servicer, on behalf of the Seller, to the Purchaser (the “Seller Addition Notice”). Effective as of each such Addition Date, such Additional Account shall be deemed to be a Scheduled Account and Eligible Receivables arising therein from and after the Additional Cut-Off Date shall be subject to purchase under Section 2.01(b) above. Each Seller Addition Notice shall specify the related Additional Cut-Off Date and shall be given (with a copy to the Rating Agencies) on or before the third Business Day but not more than 30 days prior to the related Addition Date.

(b). Conditions to Addition of Accounts. The Seller shall be permitted to designate, and the Purchaser shall be permitted to accept the designation of, Additional Accounts, in accordance with Section 2.03(a) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

(i) the Seller shall represent as of the related Additional Cut-Off Date that each such Additional Account is an Eligible Account and that each Receivable arising under such Additional Account identified as an Eligible Receivable and conveyed to the Purchaser on such Addition Date is an Eligible Receivable;

(ii) the Seller shall have delivered to the Purchaser a duly executed written assignment in substantially the form of Exhibit C and the list required to be delivered pursuant to Section 7.02(c);

(iii) the Seller shall have agreed to deliver to the Purchaser, for deposit in the Collection Account, to the extent required by the Indenture, all Collections with respect to the Eligible Receivables arising in such Additional Accounts since the Additional Cut-Off Date within two Business Days after such Addition Date;

(iv) as of the Addition Date, neither the Seller nor the Purchaser is insolvent nor shall any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(v) the Schedule of Accounts shall have been amended to reflect such Additional Accounts and the Schedule of Accounts, as so amended, shall be true and correct as of the Addition Date;

(vi) the Seller shall have delivered to the Purchaser a certificate of an Authorized Officer of the Seller confirming the items set forth in clauses (i) through (v) above;

(vii) the conditions set forth in Section 2.7(b) of the Trust Sale and Servicing Agreement shall have been satisfied; and

(viii) the Seller shall have delivered to the Purchaser an Opinion of Counsel of the Seller substantially in the form of Exhibit D.

Section 2.04 Optional Removal of Eligible Accounts. From time to time, the Seller may, at its option, request from the Purchaser, and the Purchaser may, at its option, offer to the Seller, the right to designate a Scheduled Account that is an Eligible Account for removal from the Pool of Accounts. Subject to the satisfaction by the Purchaser of the conditions set forth in Section 2.8 of the Trust Sale and Servicing Agreement, the Seller, at its option, may accept offers to designate an Eligible Account for removal or request from the Purchaser the right to designate an Eligible Account for removal by furnishing a written notice (the “Seller Removal Notice”) to the Purchaser not less than three Business Days but not more than 30 days prior to the Removal Commencement Date. On and after the Removal Commencement Date with respect to a Randomly Selected Account, the Seller shall not transfer Receivables with respect to such Randomly Selected Account to the Purchaser. Notwithstanding anything in this Agreement to the contrary, in the event the Purchaser shall exercise its right to remove Receivables from the Issuing Entity pursuant to Section 2.8(c) of the Trust Sale and Servicing Agreement, the Purchaser may, at its option, offer to the Seller the right to purchase such removed Receivables with regard to some or all of the Randomly Selected Accounts without recourse, representation or warranty. In the event the Seller shall accept such offer, the Seller shall pay for such Receivables by transferring to the Purchaser, in exchange for the Receivables to be purchased, cash and/or Eligible Receivables (including as an offset to the Purchase Price) equal to the Removal Balance related to such Randomly Selected Accounts as of the date of removal. On the date of such transfer, all of the Purchaser’s right, title and interest in, to and under the Receivables to be removed and the related Collateral Security shall be deemed to be transferred and released by the Purchaser to the Seller. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Randomly Selected Account becoming a Removed Account as of the Removal Date. At any time after the Removal Date, at the written request of the Seller, the Purchaser shall assign to the Seller, without recourse, representation or warranty, effective as of the Removal Date, all of the Purchaser’s right, title and interest in, to and under the Receivables arising in such Account and related Collateral Security, as applicable.

Section 2.05 Removal of Ineligible Accounts. If at any time an Ineligible Account shall be deemed a Randomly Selected Account as described in Section 2.9 of the Trust Sale and Servicing Agreement, the Purchaser shall give notice thereof to the Seller at the time it gives notice to the parties identified in such Section 2.9. From and after the Removal Commencement Date with respect to a deemed Randomly Selected Account pursuant to such Section 2.9, the Seller shall not transfer Receivables with respect to such deemed Randomly Selected Account to the Purchaser. In addition, in the event any Account shall be designated as a Randomly Selected Account pursuant to this Section 2.05, the Purchaser may, at its option, offer to the Seller the right to purchase the Receivables with regard to some or all of the Randomly Selected Accounts without recourse, representation or warranty. In the event the Seller shall accept such offer, the Seller shall pay for such Receivables by transferring to the Purchaser, in exchange for the Receivables to be assigned, cash and/or Eligible Receivables (including as an offset to the Purchase Price) equal to the Removal Balance related to such Randomly Selected Accounts as of the date of removal. On the date of such assignment, all of the Purchaser’s right, title and interest in, to and under the Receivables to be removed and the related Collateral Security shall be deemed to be transferred and released by the Purchaser to the Seller. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Account becoming a Removed Account as of the Removal Date. At any time after the Removal Date, at the written request of the Seller, the Purchaser shall assign to the Seller, without recourse, representation or warranty, effective as of the Removal Date, all of the Purchaser’s right, title and interest in, to and under the Receivables in such Account and related Collateral Security, as applicable.

Section 2.06 Custody of Documentation. In connection with the sale, transfer, assignment and conveyance of the Receivables and related Collateral Security in the Scheduled Accounts to the Purchaser hereunder, simultaneously herewith the Purchaser is executing the Custodian Agreement with the Custodian, pursuant to which the Purchaser shall revocably appoint the Custodian to act as agent of the Purchaser to maintain custody of the documents and instruments (as more fully described in the Custodian Agreement) associated with such Receivables, which shall be constructively delivered to the Purchaser. The Seller, as the holder of the Retained Property, hereby consents to the appointment of the Custodian to act as agent of the Seller to maintain custody of the documents and contracts (as more fully described in the Custodian Agreement) associated with the Receivables included therein and simultaneously herewith is executing the Custodian Agreement. The Custodian has accepted such appointment by the Purchaser and the Seller under the Custodian Agreement.

Section 2.07 Retained Rights. The Purchaser acknowledges and agrees that the rights pursuant to the Dealer Loan Put Option Agreement, dated as of December 1, 2006, between Ally Bank and GMAC (the “Put Option Agreement”) are personal to Ally Bank. Ally Bank is not transferring any of its rights under the Put Option Agreement to the Purchaser pursuant to this Agreement, and the Purchaser is not and is not intended to be a third-party beneficiary of such rights and, accordingly, such rights will not be exercisable by, enforceable by, or for the benefit of, or preserved for the benefit of, the Purchaser, the Issuing Entity, the Indenture Trustee, any Security holders, the Owner Trustee or any other Interested Party.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01 Appointment of and Acceptance by the Servicer. The Purchaser and the Seller hereby appoint the Servicer to act as Servicer with respect to the Eligible Receivables (including the Receivables included in the Retained Property), existing in or arising under the Scheduled Accounts from time to time and authorize the Servicer to perform the duties of Servicer, in each case, under this Agreement, under the Trust Sale and Servicing Agreement and under the Indenture. The Servicer by execution of this Agreement and by execution of the Trust Sale and Servicing Agreement hereby accepts such appointment and the terms hereof and thereof.

Section 3.02 Rights and Duties of the Servicer with respect to the Receivables.

(a) The Servicer shall manage, service and administer the Receivables described in Section 3.01, including collecting payments due under the Receivables and providing for charge-offs of uncollectible Receivables, with reasonable care and all in accordance with the Servicer’s then-customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account, including the Floor Plan Financing Guidelines, and the Servicer shall not take any action that is inconsistent in any material respect with the Floor Plan Financing Guidelines, except insofar as any failure to do so would not have a material adverse effect on the interests of Noteholders. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder or under the Trust Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, including monitoring the insurance maintained by Dealers. Notwithstanding anything herein or the other Basic Documents to the contrary, the Servicer shall comply with all instructions and directions from the Seller and shall not take any action that constitutes a Specified Action without the consent or direction of the Seller (it being understood that the Servicer’s compliance with respect to any such direction shall not relieve the Servicer of any other duty or obligation under the Basic Documents and shall not prevent such action from resulting in a breach and the creation of an Administrative Receivable if such action taken without such direction would have resulted in a breach and the creation of an Administrative Receivable). The Servicer is hereby authorized to commence, in its own name or in the name of any Interested Party, a proceeding, whether through judicial process or (with respect to repossession of a Financial Vehicle) non-judicial process, to enforce any Receivable subject hereto, to enforce all obligations of the Seller and the Purchaser under this Agreement and under the Trust Sale and Servicing Agreement or to commence or participate in a Proceeding (including a bankruptcy proceeding) relating to or involving any such Receivable. If in any Proceeding it is held that the Servicer may not enforce a Receivable arising under a Scheduled Account on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Purchaser, the Seller and each other Interested Party shall, at the Servicer’s expense, take such steps as the Servicer reasonably deems necessary or appropriate to enforce the Receivable, including bringing suit in the name of such Person. If the Servicer commences or participates in such a Proceeding in its own name, each Interested Party shall thereupon be deemed to have automatically assigned such Receivable to the Servicer for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is hereby authorized and empowered to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. Each Interested Party shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Trust Sale and Servicing Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.02 shall be nonexclusive and shall not be construed to be in derogation of the retention by any Interested Party (to the extent of its rights in a Receivable) of equivalent authority and rights. Without limiting the generality of the foregoing and subject to any Servicing Default, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by any Interested Party on account of the occurrence of such a Servicing Default, to:

(i) instruct the Issuing Entity to make allocations, withdrawals and payments to or from the Designated Accounts and any other related bank accounts or funds as set forth in the Basic Documents;

(ii) instruct the Issuing Entity or any Interested Party to take any action required or permitted under any Series Enhancement Agreement;

(iii) execute and deliver, on behalf of the Issuing Entity for the benefit of any related Securityholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable requirements of law, to commence enforcement proceedings with respect to any such Receivable; and

(iv) make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the U.S. Securities and Exchange Commission and any State securities authority on behalf of the Issuing Entity as may be necessary or advisable to comply with any U.S. Federal or State securities law or reporting requirement.

(b) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables in the Scheduled Accounts from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables, provided that the Servicer shall not take any Specified Action without the consent of the Seller. The Servicer shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts, indicate in its computer files that the Eligible Receivables in the Scheduled Accounts have been sold and transferred by the Seller to the Purchaser hereunder and by the Purchaser to the Issuing Entity under the Trust Sale and Servicing Agreement.

(c) Except as otherwise required to comply with all Requirements of Law, the Servicer may change the terms and provisions of the Floor Plan Financing Agreements or the Floor Plan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if:

(i) in the reasonable belief of the Servicer, no Early Amortization Event shall occur as a result of such change;

(ii) such change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the Servicer and not only to the Scheduled Accounts;

(iii) in the case of a reduction in the rate of such finance charges, each of the Servicer and the Seller does not reasonably expect any such reduction, after considering amounts due and amounts payable under any Series Enhancement Agreements and Investment Proceeds for the related period, to result in the Net Receivables Rate for any Collection Period being less than the sum of (A) the weighted average of the rates of interest payable to all holders of Securities and (B) the Monthly Servicing Fee Rate for the related period; and

(iv) in the case of any change constituting a Specified Action, the Servicer has received the consent of the Seller;

provided, however, that nothing herein shall prevent the Servicer from modifying the terms of the Floor Plan Financing Agreement with any dealer on a case-by-case basis in a manner consistent with the Floor Plan Financing Guidelines except that the Servicer may not make any such modification that constitutes a Specified Action without the consent of the Seller.

Section 3.03 Servicing Compensation; Payment of Certain Expenses by the Servicer.

(a) As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer is entitled to receive the Servicing Fee on each Distribution Date on or before the Trust Termination Date, payable in arrears. The “Servicing Fee” is the aggregate of the Monthly Servicing Fees specified in the Indenture Supplements and the Trust Agreement. The Servicing Fee is payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Indenture Supplements and the Trust Agreement.

(b) Subject to Section 7.18 and to any other limitations on the Servicer’s liability specified in the Trust Sale and Servicing Agreement, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, the Trust Sale and Servicing Agreement, and the Indenture Supplements (including disbursements of the Issuing Entity, fees and disbursements of any trustees, accountants and outside auditors, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement, the Trust Sale and Servicing Agreement or the Indenture Supplements to be for the account of the Securityholders, but in no event including federal, state and local income and franchise taxes, if any, of the Issuing Entity or any holder of the Securities).

Section 3.04 Representations, Warranties and Covenants of the Servicer.

(a) The Servicer hereby makes, and any successor to the Servicer by its appointment under this Agreement and under the Trust Sale and Servicing Agreement shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants on which the Purchaser relies in accepting and holding the Receivables and the related Collateral Security hereunder and the Issuing Entity shall rely in acquiring and holding such Receivables and the related Collateral Security under the Trust Sale and Servicing Agreement and in issuing the Securities:

(i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted.

(ii) Due Qualification. The Servicer is duly qualified to do business and, where necessary, is in good standing as a foreign entity (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have material adverse effect on its ability to perform its obligations under this Agreement, the Custodian Agreement and the Trust Sale and Servicing Agreement.

(iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement, the Custodian Agreement and the Trust Sale and Servicing Agreement, to carry out the terms of each such agreement and to service the Scheduled Accounts and the Receivables arising therein as provided herein, the Custodian Agreement and in the Trust Sale and Servicing Agreement, and the execution, delivery and performance of this Agreement, the Custodian Agreement and the Trust Sale and Servicing Agreement have been duly authorized by the Servicer by all necessary company action on the part of the Servicer.

(iv) Binding Obligation. This Agreement constitutes, and the Custodian Agreement and the Trust Sale and Servicing Agreement, when duly executed and delivered by the Servicer, shall constitute, the legal, valid and binding obligation of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement, the Custodian Agreement and the Trust Sale and Servicing Agreement by the Servicer and the fulfillment of the terms of this Agreement, the Custodian Agreement and the Trust Sale and Servicing Agreement by the Servicer, shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the Organizational Documents of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations under this Agreement, the Custodian Agreement or the Trust Sale and Servicing Agreement.

(vi) No Proceedings. To the Servicer’s knowledge, there are no Proceedings or investigations pending, or threatened, against the Servicer before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, the Custodian Agreement or the Trust Sale and Servicing Agreement or any Securities issued thereunder, (B) seeking to prevent the issuance of the such Securities, the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement, the Custodian Agreement or the Trust Sale and Servicing Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, this Agreement, the Custodian Agreement or the Trust Sale and Servicing Agreement.

(vii) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts to be serviced under this Agreement and the Trust Sale and Servicing Agreement, shall maintain in effect all qualifications required under Requirements of Law in order to service properly such Receivables and such Accounts and shall comply in all material respects with all Requirements of Law in connection with servicing such Receivables and such Accounts, except, in each case, where a failure to do so would not have a material adverse effect on the interests of the Securityholders.

(viii) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement, except as ordered by a court of competent jurisdiction or other Governmental Authority.

(ix) Protection of Interested Party Rights. The Servicer shall take no action, nor omit to take any action, which would impair the rights or interests of Interested Parties in the Receivables sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement or in the related Vehicle Collateral Security nor shall it reschedule, revise or defer payments due on any such Receivable except, in each case, in a manner consistent with the Floor Plan Financing Guidelines or as otherwise contemplated herein or in the Trust Sale and Servicing Agreement. The Servicer shall not permit any such Receivable to become subject to any right of set-off or any offsetting balance.

(x) Negative Pledge. Except for the conveyances hereunder to the Issuing Entity pursuant to the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, and as provided in Section 6.03, the Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Receivable sold and assigned to the Purchaser hereunder (and any related Vehicle Collateral Security), whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the right, title and interest of the Purchaser, the Issuing Entity and any Interested Party in, to and under such property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Purchaser or the Servicer. The Servicer shall notify the Purchaser promptly after becoming aware of any Lien on such property other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture.

(b) Notice of Breach. Upon discovery by the Purchaser, the Seller or the Servicer of a breach of any of the representations, warranties and covenants set forth in this Section 3.04, the party discovering such breach shall give prompt written notice to the other party.

(c) Purchase of Receivables. If any covenants of the Servicer under Sections 3.04(a)(vii), (viii), (ix) or (x) has not been complied with in all material respects with respect to any Eligible Receivable or Scheduled Account and such noncompliance has a material adverse effect on the interests of Securityholders or any other Interested Parties in such Receivable or such Account, the Servicer shall purchase such Receivable (or, in the case of a breach affecting less than the entire principal amount of a Receivable, to the extent of the breach) or all Eligible Receivables under such Account (each, an “Administrative Receivable”) from the Issuing Entity, on the terms and conditions set forth in this Section 3.04 or, if the Servicer shall not be obligated to repurchase such Administrative Receivables as a result of Section 7.18, the Servicer shall indemnify the Issuing Entity for any damages the Issuing Entity may suffer as a result of such breach. In the event that the Servicer purchases an Administrative Receivable (or any part thereof) from the Issuing Entity or makes any indemnity payment to the Issuing Entity pursuant to this Section 3.04, the Seller shall purchase each such Administrative Receivable from the Servicer or indemnify the Servicer for such amounts if and to the extent that the action or inaction causing such breach was at the direction of the Seller pursuant to Section 3.02(a). For the avoidance of doubt, the obligation of the Servicer to purchase an Administrative Receivable (or any part thereof) from the Issuing Entity pursuant to this Section 3.04 shall be without regard to, and shall not be conditioned on or limited by, the Seller’s actual or anticipated performance of (i) its repurchase obligations to the Servicer pursuant to the immediately preceding sentence or (ii) any of the Seller’s other obligations (whether specified herein or otherwise) for the benefit of the Servicer.

(d) Payment of Purchase Price. The Servicer shall purchase each Administrative Receivable no later than two Business Days (or such other period as may be agreed by the Applicable Trustee) following discovery by the Servicer or the Seller (including through the receipt of notice thereof) of the event giving rise to such Administrative Receivable by depositing in the Collection Account, on the date on which such purchase is deemed to occur, an amount (in immediately available funds) equal to the principal amount of such Receivable plus accrued and unpaid interest thereon through the date of purchase. The amount so deposited with respect to a Receivable (an “Administrative Purchase Payment”) shall be included in Principal Collections (to the extent of the principal amount of such Receivable) and Interest Collections (as to the remainder of such amount) on such date and shall be applied in accordance with the terms of this Agreement, the Trust Sale and Servicing Agreement, the Indenture and the applicable Indenture Supplement.

(e) Sole Remedy. The obligations of the Servicer to purchase Receivables as described in this Section 3.04, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, to the extent such obligations are fulfilled, shall constitute the sole remedy available to the Purchaser and to any Interested Party against the Servicer with respect to the events giving rise to such obligation.

Section 3.05 The Servicer’s Accounting and Reports. On or before each Determination Date, the Servicer shall deliver to the Seller, the Purchaser, the Owner Trustee, the Indenture Trustee and the Rating Agencies the Servicer’s Accounting with respect to the immediately preceding Collection Period executed by an Authorized Officer of the Servicer containing all information necessary for making the allocations, deposits and distributions required by the Trust Agreement and the Indenture on the related Distribution Date, and all information necessary to each such party for sending any statements required to be sent to Securityholders with respect to such Distribution Date under the Indenture or the Trust Agreement.

Section 3.06. Pre-Closing Collections. Within two Business Days after the Initial Closing Date, the Seller shall deliver or cause the Servicer to deliver to the Purchaser all collections on the Receivables in the Scheduled Accounts held by the Seller on the Initial Closing Date to the extent such collections would be required to be on deposit on such date if the Basic Documents had been in effect from and after the Initial Cut-Off Date and the Revolving Period had commenced on such date. The Purchaser hereby directs the Seller and the Servicer to deposit such amount on its behalf into the Collection Account.

Section 3.07 Collections Received by the Seller. The Seller hereby agrees to deliver all Collections on the Receivables in the Scheduled Accounts received by it from or on behalf of Dealers to the Servicer and consents to the application, allocation and distribution thereof in accordance with the terms and provisions of the Basic Documents.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01 Representations and Warranties of the Seller Relating to the Accounts and the Receivables.

(a) Representations and Warranties. As of the dates set forth below, the Seller makes the following representations and warranties to the Purchaser as to the Scheduled Accounts and the Receivables sold to the Purchaser hereunder, on which the Purchaser relies in accepting such Receivables:

(i) as of the Initial Cut-Off Date, each Scheduled Account is an Eligible Account;

(ii) as of the Initial Cut-Off Date, each Receivable that is identified as an Eligible Receivable and conveyed to the Purchaser on the Initial Closing Date is an Eligible Receivable;

(iii) as of each Additional Cut-Off Date, each related Additional Account is an Eligible Account and each Receivable arising thereunder that is identified as an Eligible Receivable and conveyed to the Purchaser on the related Addition Date is an Eligible Receivable;

(iv) as of each Receivables Transfer Date, each Receivable that is identified as an Eligible Receivable and conveyed to the Purchaser on such date is an Eligible Receivable; and

(v) the representations and warranties regarding creation, perfection and priority of security interests in the Receivables, which are attached to this Agreement as Appendix C, are true and correct to the extent that they are applicable.

(b) Survival; Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the transfer and assignment of the Eligible Receivables in the Scheduled Accounts and related items to the Purchaser from time to time and the subsequent assignment and transfer of its interests therein to the Issuing Entity pursuant to the Trust Sale and Servicing Agreement. Upon discovery by the Seller, the Servicer or the Purchaser of a breach of any of the representations and warranties set forth in this Section 4.01, the party discovering such breach shall give prompt written notice to the other parties.

(c) Repurchase. The Seller acknowledges that the Purchaser shall assign its rights and remedies hereunder with respect to the Eligible Receivables arising in the Scheduled Accounts to the Issuing Entity under the Trust Sale and Servicing Agreement. The Seller hereby covenants and agrees with the Purchaser that (i) in the event of a breach of any of the Seller’s representations and warranties contained in Section 4.01(a) with respect to any Receivable or with respect to any Account that materially and adversely affects the interests of the Purchaser or the Issuing Entity in any Receivable or (ii) in the event that the payment of all or a portion of the principal amount of any Receivable held by the Purchaser or the Issuing Entity is deferred pursuant to DPP or any other installment sales program or similar arrangement, unless and to the extent such breach or deferral shall have been cured in all material respects, the Seller shall repurchase the interest of the Issuing Entity in such Receivable (to the extent of such breach or deferral) on the date and for the amount specified in Section 2.5 of the Trust Sale and Servicing Agreement, without further notice from the Servicer, the Purchaser hereunder and without any representation, warranty or recourse from the Servicer, the Purchaser or the Issuing Entity. Without limiting the generality of the foregoing, a Receivable shall not be an Eligible Receivable, and thus shall be subject to repurchase, if and to the extent that, (A) the Servicer adjusts downward the principal amount of such Receivable because of a rebate, refund, credit adjustment or billing error to the related Dealer or (B) such Receivable was created in respect of a Vehicle which was refused or returned by the related Dealer.

(d) Sole Remedy. The obligation of the Seller to repurchase any Receivable shall, to the extent such obligation is fulfilled, constitute the sole remedy available to the Purchaser and to any Interested Party against the Seller with respect to the events giving rise to such obligation.

Section 4.02 Representations and Warranties of the Seller Relating to the Seller and the Agreement.

(a) Representations and Warranties. The Seller, in its capacity as Seller, hereby makes as of each Closing Date the following representations and warranties on which the Purchaser relies. The following representations and warranties shall survive the sale, transfer and assignment of the Receivables hereunder:

(i) Organization and Good Standing. The Seller has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of organization, with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted;

(ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign entity (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement and the Trust Sale and Servicing Agreement;

(iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement, to carry out its terms, and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the Trust Sale and Servicing Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by the Seller by all necessary company action on the part of the Seller;

(iv) No Violation. The execution of this Agreement and the Trust Sale and Servicing Agreement and the consummation of the transactions contemplated by this Agreement and the Trust Sale and Servicing Agreement and the fulfillment of the terms of this Agreement and the Trust Sale and Servicing Agreement by the Seller shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Organizational Documents of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents) or violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to the Purchaser or any Interested Party under this Agreement or the Trust Sale and Servicing Agreement;

(v) No Proceedings. To the Seller’s knowledge, there are no Proceedings or investigations pending, or threatened, against the Seller before any Governmental Authority having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement, (B) seeking to prevent the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement;

(vi) Binding Obligation. This Agreement and the Trust Sale and Servicing Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vii) Record of Accounts. The Schedule of Accounts is an accurate and complete listing in all material respects of all of the Scheduled Accounts as of the Initial Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts is true and correct in all material respects; and

(viii) Valid Sale. With respect to the Initial Accounts, this Agreement and the related assignment to be delivered on the Initial Closing Date or, in the case of Additional Accounts, the related assignment as described in Section 2.03(b), when duly executed and delivered, shall constitute a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in, to and under the Eligible Receivables thereunder and the related Vehicle Collateral Security, whether then existing or thereafter created, and the proceeds thereof, enforceable against creditors of and purchasers from the Seller. To the extent such filings are required therefor, upon the filing of the financing statements described in Section 7.02(a) (and, in the case of Eligible Receivables hereafter created in the Scheduled Accounts and the proceeds thereof, upon the creation thereof) the Purchaser shall have a first priority perfected ownership interest in such property except for Liens permitted under Section 4.04(a). Except as otherwise provided in the Trust Sale and Servicing Agreement or this Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Estate.

(b) Survival; Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the Receivables and related items to the Purchaser hereunder and the subsequent assignment and transfer of its interests therein to the Issuing Entity pursuant to the Trust Sale and Servicing Agreement. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

(c) Repurchase. If (i) the Purchaser is required to purchase Receivables and related Collateral Security pursuant to Section 3.1(c) of the Trust Sale and Servicing Agreement and (ii) the condition giving rise to such purchase obligation shall also constitute a breach of a representation or warranty pursuant to Section 4.02(a), the Seller shall repurchase such Receivables and such Collateral Security and shall pay to the Purchaser, prior to the time the Purchaser is required to pay such amount pursuant to the Trust Sale and Servicing Agreement, an amount equal to the Reassignment Amount.

(d) Sole Remedy. The obligation of the Seller to purchase such Receivables and such Collateral Security pursuant to this Section 4.02 shall, to the extent such obligation is fulfilled, constitute the sole remedy available to the Purchaser and to any Interested Party against the Seller with respect to the events giving rise to such obligation.

Section 4.03 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of each Closing Date that:

(a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing an entity in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Eligible Receivables arising in the Scheduled Accounts and the Collateral Security related thereto;

(b) Due Qualification. The Purchaser is duly qualified to do business and, where necessary, is in good standing as a foreign entity (or is exempt from such requirement) and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement;

(c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement, to carry out its terms and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Purchaser by all necessary company action on the part of the Purchaser;

(d) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement by the Purchaser and the fulfillment of the terms of this Agreement by the Purchaser shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the Organizational Documents of the Purchaser, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Purchaser’s knowledge, any order, rule or regulation applicable to the Purchaser of any Governmental Authority having jurisdiction over the Purchaser or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to the Seller or any Interested Party under this Agreement or the Trust Sale and Servicing Agreement;

(e) No Proceedings. To the Purchaser’s knowledge, there are no Proceedings or investigations pending, or threatened, against the Purchaser before any Governmental Authority having jurisdiction over the Purchaser or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement; and

(f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles or equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 4.04 Covenants of the Seller. The Seller hereby covenants that:

(a) Negative Pledge. Except for the conveyances hereunder and under the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee under the Indenture and as provided in Section 6.03, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Eligible Receivable in any Scheduled Account (and any related Vehicle Collateral Security), whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Purchaser and any Interested Party in, to and under such property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller. The Seller shall notify the Servicer, the Purchaser and the Issuing Entity promptly after becoming aware of any Lien on any such property other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture. Nothing herein shall prohibit the Seller from selling, transferring, assigning, or granting, creating, incurring or suffering to exist any Lien on, all or any portion of the Retained Property.

(b) Delivery of Collections. The Seller shall deliver all payments received by the Seller from or on behalf of a Dealer in respect of Receivables in any Scheduled Accounts or any Collateral Security (except as contemplated in Section 6.03 with respect to any property constituting Common Collateral (other than Vehicle Collateral Security related to the Receivables purchased by the Purchaser) in connection with any Other Indebtedness) to the Servicer as soon as practicable after receipt thereof, but in no event later than two Business Days after receipt thereof.

(c) Compliance with Requirements of Law. The Seller shall comply in all material respects with all Requirements of Law applicable to the Seller, except where any such failure to comply would not have a material adverse effect on its ability to perform its obligations under this Agreement.

(d) No Petition. Neither the Servicer nor the Seller shall at any time institute against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

ARTICLE V

CERTAIN MATTERS RELATING TO THE SERVICER AND THE SELLER

Section 5.01. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

(a) Notwithstanding anything to the contrary in this Agreement, any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer or (iv) more than 50% of the voting interests of which is owned, directly or indirectly, by the Seller or the Servicer and which is otherwise originating receivables, which Person in any of the foregoing cases (other than the Servicer as the surviving entity of such merger or consolidation) executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, the Trust Sale and Servicing Agreement and any of the other Basic Documents to which it is a party, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or the Trust Sale and Servicing Agreement, anything in this Agreement to the contrary notwithstanding. A Person shall be the successor to the Servicer under this Agreement and the Trust Sale and Servicing Agreement upon satisfaction of Section 7.2 of the Trust Sale and Servicing Agreement.

(b) The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 5.01 to the Rating Agencies

Section 5.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

(a) Notwithstanding anything to the contrary in this Agreement, any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) more than 50% of the voting interests of which is owned, directly or indirectly, by the Seller or the Servicer and which is otherwise originating receivables, which Person in any of the foregoing cases (other than the Seller as the surviving entity of such merger or consolidation) executes an agreement of assumption to perform every obligation of the Seller under this Agreement, the Trust Sale and Servicing Agreement and any of the other Basic Documents to which it is a party, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or the Trust Sale and Servicing Agreement, anything in this Agreement to the contrary notwithstanding.

(b) The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 5.02 to the Rating Agencies.

Section 5.03 Seller Indemnification of the Purchaser. The Seller shall indemnify the Purchaser for any liability as a result of the failure of an Eligible Receivable sold hereunder to be originated in compliance with all Requirements of Law. This indemnity obligation shall be in addition to any obligation that the Seller may otherwise have.

Section 5.04 Seller Acknowledgment of Transfers to the Issuing Entity. By its execution of the Trust Sale and Servicing Agreement, the Seller acknowledges that the Purchaser shall, pursuant to the Trust Sale and Servicing Agreement, transfer the Receivables purchased hereunder and related Collateral Security to the Issuing Entity and assign its rights associated therewith under this Agreement to the Issuing Entity, subject to the terms and conditions of the Trust Sale and Servicing Agreement, and that the Issuing Entity shall in turn further pledge, assign or transfer its rights in such property and this Agreement to the Indenture Trustee under the Indenture. The Seller further acknowledges that the Purchaser shall assign its rights under the Custodian Agreement to the Issuing Entity.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Additional Obligations of the Seller and the Purchaser. With respect to each Removed Account, if and to the extent that any related Receivable held by the Issuing Entity on the related Removal Commencement Date (determined without giving effect to the special allocation of Principal Collections pursuant to Section 2.8(c) or Section 2.9(b), as applicable, of the Trust Sale and Servicing Agreement) is charged-off as uncollectible at any time following such special allocation of Principal Collections or the purchase thereof by the Seller pursuant to Section 2.8 or Section 2.9 the Purchaser shall pay the amount so charged-off to the Seller.

Section 6.02 Effect of Involuntary Case Involving the Seller.

(a) Suspension of Purchases. The Purchaser shall suspend the purchase (and the Seller shall suspend the sale) of Receivables hereunder if either party shall receive notice at its principal corporate office that the Seller has become an involuntary party to (or has been made the subject of) an Involuntary Case.

(b) Resumption of Purchases. Notwithstanding any cessation or suspension of purchases pursuant to Section 6.02(a), if the Seller or the Purchaser has obtained an order from the court having jurisdiction over an Involuntary Case approving the continuation of the sale of Receivables by the Seller to the Purchaser and/or approving the sale of Receivables originating in the Scheduled Accounts since the date of the suspension of such sales on the same terms (including Section 6.03 hereof) as, or on terms that do not have a material adverse effect on Securityholders as compared to, the terms in effect prior to the commencement of such Involuntary Case, and further providing that the Purchaser and any of its transferees (including the Issuing Entity) may rely on such order for the validity and nonavoidance of such transfer (the “Order”), the Purchaser may resume the purchase (and the Seller may resume the sale) of Receivables pursuant to the terms hereof; provided, however, that so long as such Involuntary Case shall continue, notwithstanding anything in this Agreement to the contrary, the purchase price of such Receivables (which shall not be less than reasonably equivalent value therefor or greater than the principal balance thereof) shall be paid by the Purchaser to the Seller in cash not later than the same Business Day of any such sale, and such Receivables shall be considered transferred to the Purchaser only to the extent that the purchase price therefor has been paid in cash on the same Business Day.

(c) Cessation of Purchases. If an Order is obtained but subsequently is reversed or rescinded or expires, the Purchaser shall immediately cease to purchase (and the Seller shall immediately cease to sell) Receivables hereunder. Notwithstanding anything contained in Section 6.02(b), if an Involuntary Case has not been dismissed by the first Business Day following the 60 day period beginning on the day on which notice of an Involuntary Case was received by either party, whether or not an Order was obtained, the Purchaser shall not thereafter purchase Receivables from the Seller hereunder and the Seller shall not thereafter designate Additional Accounts for transfer to the Purchaser or sell Receivables hereunder.

Section 6.03 Intercreditor Agreements.

(a) Common Collateral. In connection with loans or advances made or held or to be made or held by the Seller to a Dealer from time to time, other than pursuant to a Receivable transferred to the Purchaser hereunder and not reacquired by the Seller (collectively, “Other Indebtedness”), the Seller may have a security interest in property constituting Collateral Security (the “Common Collateral”).

(b) Agreements of the Seller with respect to Common Collateral. The Seller agrees that with respect to the Common Collateral:

(i) the Seller’s security interest in any Common Collateral that is Vehicle Collateral Security (and the proceeds thereof) with respect to any Receivable transferred to the Purchaser hereunder and not reacquired by the Seller is subordinate to the security interest therein in connection with such Receivables and assigned to the Purchaser hereunder;

(ii) the Seller shall not apply the proceeds of any such Common Collateral that is Vehicle Collateral Security with respect to any such Receivable in any manner that is materially adverse to the Purchaser or the Issuing Entity and the Securityholders until all required payments in respect of such Receivable have been made; and

(iii) in realizing upon any such Common Collateral that is Vehicle Collateral Security with respect to any such Receivable, neither the Purchaser nor the Issuing Entity (nor the Servicer on behalf of either) shall be obligated to protect or preserve the rights of the Seller in such Common Collateral.

(c) Agreements of the Purchaser with respect to Common Collateral. The Purchaser agrees that with respect to the Common Collateral:

(i) the Purchaser’s security interest in any Common Collateral that is not Vehicle Collateral Security (and the proceeds thereof) with respect to any Receivable transferred to the Purchaser hereunder and not reacquired by the Seller is subordinate to the security interest therein in connection with any Other Indebtedness;

(ii) the Purchaser (or the Servicer on its behalf) shall not apply the proceeds of any such Common Collateral that is not Vehicle Collateral Security with respect to any such Receivables in any manner that is materially adverse to the Seller until all required payments in respect of such Other Indebtedness have been made; and

(iii) in realizing upon any such Common Collateral that is not Vehicle Collateral Security with respect to any such Receivables, the Seller shall not be obligated to protect or preserve the rights of the Purchaser or the Issuing Entity in such Collateral Security.

(d) Obligations of Issuing Entity. The Trust Sale and Servicing Agreement shall provide that the Issuing Entity is subject to this Section 6.03.

(e) Obligations of Assignees and Transferees. If, other than pursuant hereto, the Seller in any manner assigns or transfers any right or obligation with respect to any Other Indebtedness or any property constituting Common Collateral, the Seller shall make such assignment or transfer subject to the provisions of this Section 6.03 and shall require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Section 6.03 and to agree that it shall require the same acknowledgment from any subsequent assignee or transferee.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Agreement may be amended from time to time (subject to Section 10.1(i) of the Trust Sale and Servicing Agreement) by a written amendment duly executed and delivered by the Seller, the Servicer and the Purchaser. Notwithstanding the foregoing, this Agreement may be amended from time to time by the Seller and the Purchaser (i) with respect to Other Assets upon satisfaction of the Rating Agency Condition with respect thereto and (ii) to comply with any rule or regulation, or amendment or modification to any existing rule or regulation, of the Federal Deposit Insurance Corporation in connection with the isolation from the Seller of the Receivables transferred by the Seller to the Purchaser hereunder (provided that such action shall not adversely affect in any material respect the interests of any Noteholder), but, in each case, without the consent of the Holders of any Notes or any other Person. Promptly after the execution of any such amendment that effects the interests of the Back-up Servicer, the Servicer shall deliver written notification of the substance of such amendment or a copy of such amendment to the Back-up Servicer.

Section 7.02 Protection of Right, Title and Interest in and to Receivables.

(a) The Seller or the Purchaser or both shall execute and file such financing statements and cause to be executed and filed such continuation statements or other statements, all in such manner and in such places as may be required by law fully to evidence, preserve, maintain and protect the interest of the Purchaser hereunder in the Eligible Receivables arising in the Scheduled Accounts, the related Collateral Security and in the proceeds thereof (including, without limitation, UCC-1 financing statements on or prior to the Closing Date). The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, promptly after receipt thereof.

(b) Within 60 days after the Seller makes any change in its name, identity, corporate structure, location of its principal executive officer or change in its jurisdiction of organization that would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of the UCC, the Seller shall fine amendments to such financing statements correcting reflecting such change and shall give the Purchaser notice of any such change. The Seller shall at all times maintain its principal executive office and its jurisdiction of organization within the United States of America.

(c) In connection with the sale and transfer hereunder of the Receivables in the Scheduled Accounts and the related Collateral Security from the Seller to the Purchaser, the Seller (or the Servicer on its behalf) shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts, (i) indicate in its computer files, and cause the Servicer to indicate in its computer files, that the Eligible Receivables in the Scheduled Accounts have been sold and transferred, and the Collateral Security assigned, to the Purchaser pursuant to this Agreement and that such property has been transferred to the Issuing Entity pursuant to the Trust Sale and Servicing Agreement and (ii) deliver to the Purchaser a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, and as of the applicable Additional Cut-Off Date, in the case of Additional Accounts, its account number and the outstanding principal balance of Eligible Receivables in such Account. Such list, as supplemented from time to time to reflect Additional Accounts, Randomly Selected Accounts and Removed Accounts (including Accounts removed as described in Section 2.05), shall be the Schedule of Accounts and is hereby incorporated into and made a part of this Agreement.

(d) The Servicer shall furnish to the Purchaser at any time upon request a list of all Scheduled Accounts, together with a reconciliation of such list to the Schedule of Accounts as initially furnished pursuant to the Trust Sale and Servicing Agreement and to each notice furnished before such request indicating removal from or addition to the Schedule of Accounts.

Section 7.03 Costs and Expenses. The Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, including fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser’s right, title and interest in, to and under the Receivables sold hereunder and the enforcement of any obligation of the Seller hereunder.

Section 7.04 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION, OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.05 Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Purchaser, or any other Person identified in Section 10.3 of the Trust Sale and Servicing Agreement under this Agreement shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.

Section 7.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Securities or rights of any Interested Parties.

Section 7.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller without the prior written consent of the Purchaser and the Issuing Entity. The Purchaser may assign all or a portion of its rights, remedies, powers and privileges under this Agreement to the Issuing Entity pursuant to the Trust Sale and Servicing Agreement.

Section 7.08 Further Assurances. The Seller, the Servicer and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction and to evidence the repurchase of any interest in any Receivable by the Seller or the Servicer, and each of the parties hereto is authorized to file such statements on behalf of the other parties hereto.

Section 7.09 No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.11 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Interested Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 7.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 7.13 Confidential Information. The Purchaser agrees that it shall neither use nor disclose to any Person the names and addresses of Dealers, except in connection with the enforcement of the Purchaser’s rights hereunder, under the Trust Sale and Servicing Agreement, under the Receivables or as required by law.

Section 7.14 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.15 Termination. This Agreement (except for Section 5.03) shall terminate immediately after the termination of the Trust Sale and Servicing Agreement; provided, that if at the time of the termination of the Trust Sale and Servicing Agreement, the Purchaser has not made all payments to the Seller required to be made under Section 6.01, this Agreement (except for Section 5.03) shall not terminate until immediately after all such payments have been made.

Section 7.16 No Petition Covenants. Notwithstanding any prior termination of this Agreement, none of the Seller, the Servicer or the Back-up Servicer shall, prior to the date which is one year and one day after the final distribution with respect to the Securities and, with respect to the Purchaser, the securities issued by each other trust formed by and each other financing by the Purchaser, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

Section 7.17 Jurisdiction. Any action or proceeding arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of any United States Federal or New York State Court sitting in the Borough of Manhattan, New York, New York.

Section 7.18 Successor Servicer. In the event that the Back-up Servicer or the Indenture Trustee shall be appointed as the successor Servicer or the Administrator, all of the rights, duties and obligations of the Back-up Servicer or the Indenture Trustee as successor Servicer or Administrator pursuant to this Agreement and the other Basic Documents shall be subject to the conditions, limitations and qualifications set forth in the Back-up Servicing Agreement (notwithstanding any termination of the Back-up Servicing Agreement).

Section 7.19 Official Record. This Agreement is, and the Seller agrees to maintain this Agreement from and after the date hereof as, an official record (within the meaning of Section 13(e) of the Federal Deposit Insurance Act) of the Seller.

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IN WITNESS WHEREOF, the parties hereby have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

ALLY BANK, Seller

By:	/s/ L.R. Gerner
Name: L.R. Gerner
Title: Chief Financial Officer

GMAC INC., Servicer

By:	/s/ R.C. Farris
Name: R.C. Farris
Title: Assistant Treasurer

ALLY WHOLESALE ENTERPRISES LLC, Purchaser

By:	/s/ P.M. Surhigh
Name: P.M. Surhigh
Title: Vice President

EXHIBIT A

LIST OF LOCATIONS OF THE

SCHEDULE OF ACCOUNTS

The Schedule of Accounts is

on file at the offices of:

1.	The Indenture Trustee

2.	The Owner Trustee

3.	GMAC LLC

4.	Ally Bank

5.	Ally Wholesale Enterprises LLC

EXHIBIT B

FORM OF ASSIGNMENT FOR INITIAL CLOSING DATE

As of February 12, 2010, for value received, subject to and in accordance with the Pooling and Servicing Agreement, dated as of February 12, 2010 (the “Pooling and Servicing Agreement”), Ally Bank (the “Seller”), GMAC Inc., a Delaware corporation (the “Servicer”), and Ally Wholesale Enterprises LLC, a Delaware limited liability company (the “Purchaser”), the Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all of its right, title and interest in, to and under all of the Receivables that the Seller believes are Eligible Receivables existing in the Accounts listed in the Schedule of Accounts as of the close of business on the Initial Cut-Off Date and, so long as each such Account is a Scheduled Account, all Receivables that the Seller believes are Eligible Receivables created or deemed created thereunder on each Receivables Transfer Date and all monies due or to become due thereon after the Initial Cut-Off Date or such Receivables Transfer Date, as appropriate, subject to Section 6.03 of the Pooling and Servicing Agreement, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the Initial Cut-Off Date occurs, whether or not received prior to the Initial Cut-Off Date) and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

It is the intention of the Seller and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from the Seller to the Purchaser and the beneficial interest in and title to such property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfers and assignments did not constitute such sales or that such beneficial interest is a part of the Seller’s estate, then the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under such property, and the Seller hereby grants such security interest.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

This Assignment shall be governed by and constructed in accordance with the internal laws of the State of New York, without reference to the principles of conflicts of law thereof or of any other jurisdiction, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

This Assignment is, and the Seller agrees to maintain this Assignment from and after the date hereof as, an official record (within the meaning of Section 13(e) of the Federal Deposit Insurance Act) of the Seller.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

* * * * *

Ex. B-2

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day and year first written above.

ALLY BANK

By:
Name:
Title:

Ex. B-3

EXHIBIT C

FORM OF ASSIGNMENT FOR EACH ADDITION DATE

As of             , 20    , for value received, subject to and in accordance with the Pooling and Servicing Agreement, dated as of February 12, 2010 (the “Pooling and Servicing Agreement”), among Ally Bank (the “Seller”), GMAC Inc., a Delaware corporation (the “Servicer”), and Ally Wholesale Enterprises LLC, a Delaware limited liability company (the “Purchaser”), the Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, with respect to the Additional Accounts to which this Assignment relates, all of its right, title and interest in, to and under all of the Receivables that the Seller believes are Eligible Receivables as of the close of business on the related Additional Cut-Off Date in such Additional Accounts and, so long as each such Account is a Scheduled Account, all Receivables that the Seller believes are Eligible Receivables created or deemed created thereunder on each Receivables Transfer Date and all monies due or to become due thereon after such Additional Cut-Off Date or such Receivables Transfer Date, as appropriate, subject to Section 6.03 of the Pooling and Servicing Agreement, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the applicable Additional Cut-Off Date occurs, whether or not received prior to the applicable Additional Cut-Off Date) and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

It is the intention of the Seller and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from the Seller to the Purchaser and the beneficial interest in and title to such property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfers and assignments did not constitute such sales or that such beneficial interest is a part of the Seller’s estate, then the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under such property, and the Seller hereby grants such security interest.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

This Assignment shall be governed by and constructed in accordance with the internal laws of the State of New York, without reference to the principles of conflicts of law thereof or of any other jurisdiction, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

This Assignment is, and the Seller agrees to maintain this Assignment from and after the date hereof as, an official record (within the meaning of Section 13(e) of the Federal Deposit Insurance Act) of the Seller.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

* * * * *

Ex. C-2

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day and year first written above.

ALLY BANK

By:
Name:
Title:

Ex. C-3

EXHIBIT D

FORM OF OPINION OF COUNSEL

WITH RESPECT TO ADDITION OF ACCOUNTS

Provision to be Included in Opinion of Counsel

Delivered Pursuant to Section 2.03(b)(viii)

of the Pooling and Servicing Agreement

The opinion set forth below may be subject to standard qualifications, assumptions, limitations and exceptions.

The Assignment delivered on the Addition Date has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

APPENDIX A

Definitions and Rules of Construction

Part I

For ease of reference, capitalized terms defined herein have been consolidated with and are contained in Appendix A to the Trust Sale and Servicing Agreement of even date herewith among GMAC Inc., Ally Bank, Ally Wholesale Enterprises LLC and Ally Master Owner Trust.

Part II

For ease of reference, the rules of construction have been consolidated with and are contained in Part II of Appendix A to the Trust Sale and Servicing Agreement of even date herewith among GMAC Inc., Ally Bank, Ally Wholesale Enterprises LLC and Ally Master Owner Trust.

APPENDIX B

Demands, Communications and Notices

For ease of reference, the notice address and procedures have been consolidated with and are contained in Part II of Appendix B to the Trust Sale and Servicing Agreement of even date herewith among GMAC Inc., Ally Bank, Ally Wholesale Enterprises LLC and Ally Master Owner Trust.

APPENDIX C

Additional Representations and Warranties

1. While it is the intention of the Seller and the Purchaser that the transfers and assignments contemplated by this Agreement and the First Step Assignment shall constitute sales of the Receivables from the Seller to the Purchaser, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the related Vehicle Collateral Security described in clauses (a) and (b) of Section 2.01 of this Agreement (the “Trust Assets”) in favor of the Purchaser, which security interest is prior to all other Liens and is enforceable as such against creditors and purchasers from the Seller.

2. All steps necessary to perfect the Seller’s security interest against each Obligor in the Trust Assets securing the Receivables have been taken.

3. The Receivables constitute “accounts,” “chattel paper” or “payment intangibles” within the meaning of the applicable UCC.

4. The Seller owns and has good and marketable title to the Trust Assets, subject to Section 6.03 of this Agreement, free and clear of any Liens. The Seller has received all consents and approvals required by the terms of the Trust Assets as to the sale of the Trust Assets hereunder to the Purchaser.

5. The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Assets granted to the Purchaser hereunder.

6. The Custodian has in its possession the Eligible Receivables Files and holds them in accordance with its customary procedures and any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to the Eligible Receivables. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Trust Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

7. Other than the security interest granted to the Purchaser pursuant to the Basic Documents or as contemplated by Section 6.03 of this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Assets and has not authorized the filing of and is not aware of any financing statements that include a description of collateral covering the Trust Assets other than any financing statement (i) relating to the security interest granted to the Purchaser, the Issuing Entity and Indenture Trustee under the Basic Documents, (ii) that has been terminated, or (iii) that names the Issuing Entity as secured party. The Seller is not aware of any judgment or tax lien filings against it.

8. The representations, warranties and certifications contained in paragraphs 1-7 above shall survive the sales, transfers and assignments to the Purchaser. No failure or delay on the part of the Purchaser in exercising any right, remedy, power or privilege with respect to this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege with respect to this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

App. C-2